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                                                                    EXHIBIT 99.3

                          CONSENT OF NOMINEE DIRECTOR

     I, John W. Poduska, Sr., hereby consent to being named in the Proxy-Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become a director of Novell, Inc. effective upon the closing of the merger of Ceres Neptune Acquisition Corp. into Cambridge Technology Partners (Massachusetts), Inc.

                                  Dated: June 4, 2001


                                    /s/  John W. Poduska, Sr.
                                  -----------------------------------------
                                  Name:  John W. Poduska, Sr.